EXHIBIT 10.18

FIRST AMENDMENT TO LEASE

This First Amendment to the certain Lease dated September 23, 2004 (“Original Lease”) and described below, is made and entered into upon the 5th day of February, 2007, by and between the parties and upon the terms and conditions hereinafter set forth. This Amendment shall serve to amend only the paragraphs listed below; all other terms and conditions of the Lease are hereby confirmed to be in full force and effect. This First Amendment to Lease must be executed by November 30, 2006 or it will expire and will be of no further effect.

SECTION 1.2 BASIC DATA.

Landlord:	Robert F. Tambone as Trustee of MAT Realty Trust u/d/t dated June 4, 1986 and recorded with the Worcester County Registry of Deeds

Landlord's Original Address:	c/o Atlantic Tambone
6 Kimball Lane, Suite 300
Lynnfield, MA 01940

Tenant:	Viking Systems, Inc.

Tenant's Original Address:	134 Flanders Road
Westborough, MA

Guarantor:	NA

Basic Rent: For the first, second and third year of the Term, the sum of One-Hundred Sixty Thousand Three Hundred Eighty ($160,380.00) Dollars per annum or $9.00 per square foot of Premises Rentable Area; as the same may be adjusted and/or abated pursuant to Section 12.1. If the Term of this Lease includes any partial calendar month after the Commencement Date and before the beginning of Lease Year 1, Basic Rent shall be payable during such partial calendar month at the rate applicable during Lease Year 1.

Monthly Rent Payment: For Lease Year 1, 2 and 3, $13,365.00 per month

Premises Rentable Area: Approximately 17,850 square feet located on the 1st floor of the Building.

Permitted Uses: General office, exclusive however of an office use that would cause or result in the Premises being deemed "a place of public accommodation" as defined in the Americans with Disabilities Act of 1990, as amended (the "Disabilities Act").

Tenant’s Proportionate Share: 31.3%, as computed in accordance with the Percentage Share Computation.

Initial Term: Three (3) years commencing on the Commencement Date and expiring at the close of the day immediately preceding the anniversary of the Commencement Date, except that if the Commencement Date shall be other than the first day of a calendar month, the expiration of the Initial Term shall be at the close of the day on the last day of the calendar month on which such anniversary date shall fall.

Security Deposit: $26,730.00 - Two Months Rent

Parking: Non-exclusive use of 60 spaces in the Building parking lot, to be used in common with other tenants, guests, employees, invitees and others entitled to the use thereof.

ARTICLE XV
OPTIONS TO EXTEND

15.1 TENANT'S OPTIONS. (a) Provided that, at the time of such exercise, this Lease is still in full force and effect without an Event of Default by Tenant and Tenant occupies at least seventy-five percent (75%) of the Rentable Area of the Premises for its own business purposes, Tenant shall have the right and options (the "Extension Options") to extend the Term of this Lease for One (1) extended term of Three (3) years (an "Extended Term"). The Extended Term shall commence on the day immediately succeeding the expiration date of the Initial Term, and shall end on the day immediately preceding the third anniversary of the first day of such Extended Term. Tenant shall exercise its Extension Option for the Extended Term by giving written notice to Landlord of its desire to do so not later than six (6) months prior to the expiration date of the Initial Term. The giving of such notice by Tenant shall automatically extend the Term of this Lease for the Extended Term, and no instrument of renewal need be executed. In the event that Tenant fails to give such notice to Landlord this Lease shall automatically terminate at the end of the Initial Term, and Tenant shall have no further option to extend the Term of this Lease. The Extended Term shall be on all the terms and conditions of this Lease, except (i) during any Extended Term, the extension provisions of this Section to the extent already exercised shall not be effective, (ii) that the Basic Rent in effect for the Extended Term shall be at the greater of (a) the then current Basic Rent during the last lease Year of the Initial Term and (b) the anticipated fair market rental rate for comparable buildings in the Westborough area for the Premises Rentable Area during the Extended Term (the "Prevailing Fair Market Base Rental Rate") determined as follows. Within twenty (20) days of Tenant's exercise of its Extension Option, Landlord agrees to provide Tenant with Landlord's determination ("Landlord's Determination") of the Fair Market Base Rental Rate. Any determination of the Fair Market Base Rental Rate, whether by Landlord or Tenant, shall include a statement of the elements of rent included in such determination (whether tenant improvement allowances, free rent, common area cost allowances, or otherwise) sufficient to permit a calculation of the effective rent for the Premises.

(b) If Tenant does not agree with Landlord's Determination, provide Landlord with notice of its determination of the Fair Market Base Rental Rate ("Tenant's Determination") within twenty (20) days of Tenant's receipt of Landlord's Determination; if Tenant fails to provide Landlord on a timely basis with Tenant's notice to terminate as aforesaid or Tenant's Determination as set forth herein, Tenant will be deemed to have agreed to Landlord's Determination which then shall constitute the basis for determining the Base Rent for the Extended Term. Except as set forth in subparagraph (c) below, if Landlord's Determination and Tenant's Determination are different and Landlord and Tenant are unable to agree upon the Fair Market Base Rental Rate within thirty (30) days of Landlord's receipt of Tenant's Determination, the parties shall within fifteen (15) days after the end of such 30-day period, together appoint a mutually acceptable arbitrator or, if they are unable to agree upon such an arbitrator, shall apply to the American Arbitration Association for the designation of an arbitrator located in the Boston, Massachusetts metropolitan area to render a final determination of the Fair Market Base Rental Rate (the "Arbitrator"). Unless otherwise agreed by the parties, the Arbitrator shall be a real estate appraiser or consultant who shall be a M.A.I. member and who shall have at least fifteen (15) years continuous experience in the business of appraising commercial office buildings in the greater Boston area. The Arbitrator shall conduct such hearings and investigations as the Arbitrator shall deem appropriate and shall, within sixty (60) days after having been appointed, choose either the Landlord's Determination or Tenant's Determination, and that choice by the Arbitrator shall be final and binding upon Landlord and Tenant. The party whose Determination is not chosen shall pay all the fees and expenses of the Arbitrator. The Arbitrator shall not have the power to add to, modify or change any of the provisions of this Lease.

(c) In the event that the determination of the Fair Market Base Rental Rate set forth in the Landlord's Determination and Tenant's Determination shall differ by less than ten percent (10%) per rentable square foot per annum for each year during the Extended Term, then the Fair Market Base Rental Rate shall not be determined by arbitration, but, at Landlord’s election, shall instead be set by taking the average of the parties' Determinations.

(d) If for any reason the Fair Market Base Rental Rate shall not have been determined prior to the commencement of the Extended Term, then, until the Fair Market Base Rental Rate shall have been finally determined, the Basic Rent shall remain the same as payable during the last year of the term immediately preceding such Extended Term. Upon final determination of the Fair Market Base Rental Rate, an appropriate adjustment to the Basic Rent shall be made reflecting such final determination and Landlord or Tenant, as the case may be, shall promptly refund or pay to the other any overpayment or deficiency, as the case may be, in the payment of Basic Rent from the commencement date of the Extended Term to the date of such final determination.

(e) Time is of the essence of this Section 15. 1.

ARTICLE XVI
TENANT IMPROVEMENTS

Landlord shall repaint the space and recarpet where there is existing carpet. Tenant shall be responsible for removing any furniture/cubicles in order for Landlord to install the carpet.
In addition, Landlord shall remove the conference room and adjacent office located in the office portion of the space. (See Attached Exhibit A)

AMENDMENT:
Replace Section 1.2 Basic Data in Original Lease with the following:

SECTION 1.2 BASIC DATA.

Landlord:	Baltic Westborough, LLC as successor to Robert F. Tambone as Trustee of MAT Realty Trust

Landlord's Address:	c/o The Baltic Group, LLC
2180 Mendon Road, Suite 11
Cumberland, RI 02864

Tenant:	Viking Systems, Inc.

Tenant's Address:	134 Flanders Road
Westborough, MA

Guarantor:	NA

Basic Rent: For the first, second and third year of the Extended Term, the sum of Two Hundred and Forty-Five Thousand Eight Hundred and Thirty-Five Dollars and 00/100 ($245,835.00) per annum or $13.50 per square foot of Premises Rentable Area; as the same may be adjusted and/or abated pursuant to Section 12.1. If the Term of this Lease includes any partial calendar month after the Commencement Date and before the beginning of Lease Year 1, Basic Rent shall be payable during such partial calendar month at the rate applicable during Lease Year 1.

Monthly Rent Payment: For Lease Year 1, 2 and 3, $20,486.25 per month

Premises Rentable Area: Approximately 18,210 of rentable square feet located on the 1st floor of the Building.

Permitted Uses: General office, exclusive however of an office use that would cause or result in the Premises being deemed "a place of public accommodation" as defined in the Americans with Disabilities Act of 1990, as amended (the "Disabilities Act").

Tenant’s Proportionate Share: 31.95%, as computed in accordance with the Percentage Share Computation.

Extended Term: Three (3) years commencing on October 1, 2007 and expiring at the close of the day on September 30, 2010.

Security Deposit: $26,730.00 - Two Months Rent

Parking: Non-exclusive use of 60 spaces in the Building parking lot, to be used in common with other tenants, guests, employees, invitees and others entitled to the use thereof.

ARTICLE XV
OPTIONS TO EXTEND

15.1 TENANT'S OPTIONS. (a) Provided that, at the time of such exercise, this Lease is still in full force and effect without an Event of Default by Tenant and Tenant occupies at least seventy-five percent (75%) of the Rentable Area of the Premises for its own business purposes, Tenant shall have the right and option (the "Second Extension Option") to extend the Term of this Lease for One (1) extended term of Three (3) years ("Second Extended Term"). The Second Extended Term shall commence on the day immediately succeeding the expiration date of the Extended Term, and shall end on the day immediately preceding the third anniversary of the first day of such Extended Term. Tenant shall exercise its Second Extension Option for the Second Extended Term by giving written notice to Landlord of its desire to do so not later than six (6) months prior to the expiration date of the Initial Term. The giving of such notice by Tenant shall automatically extend the Term of this Lease and an instrument of renewal will be executed. In the event that Tenant fails to give such notice to Landlord this Lease shall automatically terminate at the end of the Extended Term, and Tenant shall have no further option to extend the Term of this Lease. The Extended Term shall be on all the terms and conditions of this Lease, except (i) during any Second Extended Term, the extension provisions of this Section to the extent already exercised shall not be effective, (ii) that the Basic Rent in effect for the Extended Term shall be at the greater of (a) the then current Basic Rent during the last lease Year of the Initial Term and (b) the anticipated fair market rental rate for comparable buildings in the Westborough area for the Premises Rentable Area during the Extended Term (the "Prevailing Fair Market Base Rental Rate") determined as follows. Within twenty (20) days of Tenant's exercise of its Extension Option, Landlord agrees to provide Tenant with Landlord's determination ("Landlord's Determination") of the Fair Market Base Rental Rate. Any determination of the Fair Market Base Rental Rate, whether by Landlord or Tenant, shall include a statement of the elements of rent included in such determination (whether tenant improvement allowances, free rent, common area cost allowances, or otherwise) sufficient to permit a calculation of the effective rent for the Premises.

(b) If Tenant does not agree with Landlord's Determination, provide Landlord with notice of its determination of the Fair Market Base Rental Rate ("Tenant's Determination") within twenty (20) days of Tenant's receipt of Landlord's Determination; if Tenant fails to provide Landlord on a timely basis with Tenant's notice to terminate as aforesaid or Tenant's Determination as set forth herein, Tenant will be deemed to have agreed to Landlord's Determination which then shall constitute the basis for determining the Base Rent for the Extended Term. Except as set forth in subparagraph (c) below, if Landlord's Determination and Tenant's Determination are different and Landlord and Tenant are unable to agree upon the Fair Market Base Rental Rate within thirty (30) days of Landlord's receipt of Tenant's Determination, the parties shall within fifteen (15) days after the end of such 30-day period, together appoint a mutually acceptable arbitrator or, if they are unable to agree upon such an arbitrator, shall apply to the American Arbitration Association for the designation of an arbitrator located in the Boston, Massachusetts metropolitan area to render a final determination of the Fair Market Base Rental Rate (the "Arbitrator"). Unless otherwise agreed by the parties, the Arbitrator shall be a real estate appraiser or consultant who shall be a M.A.I. member and who shall have at least fifteen (15) years continuous experience in the business of appraising commercial office buildings in the greater Boston area. The Arbitrator shall conduct such hearings and investigations as the Arbitrator shall deem appropriate and shall, within sixty (60) days after having been appointed, choose either the Landlord's Determination or Tenant's Determination, and that choice by the Arbitrator shall be final and binding upon Landlord and Tenant. The party whose Determination is not chosen shall pay all the fees and expenses of the Arbitrator. The Arbitrator shall not have the power to add to, modify or change any of the provisions of this Lease.

(c) In the event that the determination of the Fair Market Base Rental Rate set forth in the Landlord's Determination and Tenant's Determination shall differ by less than ten percent (10%) per rentable square foot per annum for each year during the Extended Term, then the Fair Market Base Rental Rate shall not be determined by arbitration, but, at Landlord’s election, shall instead be set by taking the average of the parties' Determinations.

(d) If for any reason the Fair Market Base Rental Rate shall not have been determined prior to the commencement of the Second Extended Term, then, until the Fair Market Base Rental Rate shall have been finally determined, the Basic Rent shall remain the same as payable during the last year of the term immediately preceding such Second Extended Term. Upon final determination of the Fair Market Base Rental Rate, an appropriate adjustment to the Basic Rent shall be made reflecting such final determination and Landlord or Tenant, as the case may be, shall promptly refund or pay to the other any overpayment or deficiency, as the case may be, in the payment of Basic Rent from the commencement date of the Second Extended Term to the date of such final determination.

(e) Time is of the essence of this Section 15. 1.

ARTICLE XVI
TENANT IMPROVEMENTS

Landlord shall repaint the Tenant’s stock room and clean room in a mutually agreeable color. In addition, Landlord shall have the stock room floors stripped, cleaned and polished. Landlord will have all tile floors stripped, cleaned, and polished. It shall be the Tenant’s responsibility to move all equipment, files, etc. from the impacted areas so as to not impact the work to be completed.

It is further agreed and acknowledged that notwithstanding language contained in the Original Lease, that this lease shall now be treated as a gross lease with Tenant being responsible for the payment of its separately metered utilities and its proportionate share of any increases in base operating expenses and real estate taxes as outlined in Exhibit A attached hereto.

It is hereby understood that the above listed paragraphs are the only paragraphs amended from the Original Lease. All other provisions of the original Lease unless amended hereby or by previous Amendments, are hereby confirmed to remain in full force and effect.

IN WITNESS WHEREOF, the parties have executed this First Amendment to the Office Building Lease on the date first set forth above.

WITNESS:  /s/ Holly Bradley              Baltic Westborough, LLC

By: /s/ Irene A. Schmitt
Irene A. Schmitt, Managing Partner
The Baltic Group, LLC
Managing Partner

WITNESS:  /s/ John Kennedy            Viking Systems, Inc.

By: /s/ Joseph Warrino
Joseph Warrino
VP and General Manager

EXHIBIT “A”

134 Flanders Road, Westborough, MA

Base Operating Costs
for Leases written in 2006

Operating Costs Per Square Foot

A:	OPERATING EXPENSES	PER SQUARE FOOT

	INSURANCE:	*	$

	ELECTRICITY (Common Area):	*	$

	WATER & SEWER:	*	$

	CONTRACT CLEANING: (incl. windows)	*	$

	SERVICE SUPPLIES:	*	$

	GROUNDS CARE:	*	$

	SNOW REMOVAL:	*	$

	TRASH REMOVAL:	*	$

	ELEVATOR MAINTENANCE:	*	$

TOTAL OPERATING EXPENSES
		*	$	Base Operating Costs

* Operating Expenses for the Calendar Year 2006 will be inserted when available.

B: REAL ESTATE TAX
**  $  Base Real Estate Taxes

** Real Estate Taxes for the Fiscal Year 2006 will be inserted when available